UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 17, 2022

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2022 (the “Closing Date”), Installed Building Products, Inc., a Delaware corporation (the “Company”), as borrower, entered into Amendment No. 3 to Credit Agreement (the “ABL Amendment”) with respect to the Credit Agreement dated as of September 26, 2019 (the “ABL Credit Agreement”) among the Company, the financial institutions party thereto and Bank of America, N.A., as administrative agent.

The ABL Amendment increased the commitment amount under the asset-based lending credit facility (the “ABL Revolver”) to $250 million from $200 million and extended the maturity to February 17, 2027 from September 26, 2024, and permits the Company to further increase the commitment amount to up to $300 million. The ABL Revolver was undrawn prior to the Closing Date, and there is nothing currently drawn. The ABL Amendment provides that the ABL Revolver will bear interest at either the base rate or term Secured Overnight Financing Rate (“Term SOFR”), at the Company’s election, plus a margin of 0.25% or 0.50% for base rate advances or 1.25% or 1.50% for Term SOFR advances (in each case based on a measure of availability under the ABL Credit Agreement). The amendment also provides the Company with the ability to reduce drawn and unused fees based on sustainability-linked key performance indicator targets and makes other modifications to the ABL Credit Agreement.

The foregoing description of the material terms and conditions of the ABL Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the ABL Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On February 18, 2022, the Company issued a press release announcing the closing of the ABL Amendment. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated February 17, 2022, by and among Installed Building Products, Inc., the financial institutions party thereto as lenders and Bank of America N.A., as administrative agent.(1)

99.1	Press Release of Installed Building Products, Inc. dated February 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: February 18, 2022	By:	/s/ Michael T. Miller
Executive Vice President and Chief Financial Officer